Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph A. Baj and E. Chipman Earle, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him and in his name, place and stead in his capacity as a director or officer or both, as the case may be, of the registrant, to sign a registration statement on Form S-3 for the registration of an indeterminate number or amount of (i) debt securities of Bristow Group Inc. (“Bristow”), (ii) common stock of Bristow, (iii) preferred stock of Bristow, (iv) warrants to purchase securities of Bristow and (v) guarantees of debt securities by one or more subsidiaries of Bristow, and any and all amendments (including post-effective amendments) to such registration statement and all documents or instruments necessary or appropriate to enable the registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

[Signature page follows]

This Power of Attorney has been signed by the following persons in the capacities indicated on as of the dates set forth below.

Signature	Title	Date

/s/ Jonathan E. Baliff	President, Chief Executive Officer and Director	August 10, 2015
Jonathan E. Baliff

/s/ Brian J. Allman	Vice President, Chief Accounting Officer and Controller	August 12, 2015
Brian J. Allman

/s/ Thomas N. Amonett	Director	August 10, 2015
Thomas N. Amonett

/s/ Stephen J. Cannon	Director	August 12, 2015
Stephen J. Cannon

/s/ Michael A. Flick	Director	August 15, 2015
Michael A. Flick

/s/ Lori A. Gobillot	Director	August 12, 2015
Lori A. Gobillot

/s/ Ian A. Godden	Director	August 13, 2015
Ian A. Godden

/s/ David C. Gompert	Director	August 13, 2015
David C. Gompert

/s/ Stephen A. King	Director	August 17, 2015
Stephen A. King

/s/ Thomas C. Knudson	Chairman of the Board and Director	August 10, 2015
Thomas C. Knudson

/s/ Mathew Masters	Director	August 9, 2015
Mathew Masters

/s/ Bruce H. Stover	Director	August 10, 2015
Bruce H. Stover